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                                                           EXHIBIT 10.43


                          ADVISORY SERVICES AGREEMENT


         Advisory Services Agreement, effective May 1, 1997, entered into by and between Intelect Communications Systems Limited (the "Company"), with offices located at 1100 Executive Drive, Richardson, Texas 75081, and Renaissance Financial Securities Corp., a New York corporation (the "Consultant"), with offices located at 200 Old Country Road, Suite 400, Mineola, New York 11501.

                                    RECITALS

         WHEREAS, the Consultant is in the business of providing advisory services regarding financial markets, investment community relations and corporate financing activities; and

         WHEREAS, the Company wishes to retain Consultant to provide such services;

         NOW THEREFORE, in consideration of the premises and the mutual covenants of this Agreement hereinafter set forth, the parties hereto covenant and agree as follows:

         1. Purposes. The Company hereby retains the Consultant to act in an advisory capacity to the Company on the terms and conditions set forth herein. The parties agree that the Consultant shall be engaged by the Company as an independent contractor on a consulting basis and not as an employee of the Company.

         2. Term. The Consultant hereby agrees to provide services to the Company commencing on the date hereto and ending on or about August 31, 1998 unless terminated earlier pursuant to Section 9 hereof. This Agreement can be extended with the consent of both parties.

         3. Duties of Consultant. During the term of this Agreement, Consultant shall provide the Company with such regular and customary advisory services as may be reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of Consultant's advice is not readily quantifiable, and that Consultant shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend a pre-designated amount of time in so doing and the Company shall not be obligated to request or utilize such advice. Consultant's duties will include, but will not necessarily be limited to, providing recommendations concerning one or more of the following matters:

         A.      Assisting in the Company's investor relations;
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         B.      Assisting in the Company's financial public relations;

         C. Assisting the Company in distribution of its public information disclosures;

         D. Assisting the Company in communicating with the broker/dealer and investment banking communities, increasing the awareness of the Company among institutional investors, business analysts, money managers, retail stockbrokers, market makers and security research analysts;

         E. Assisting the Company in obtaining financial media coverage, i.e., Wall Street Journal, NY Times, Business Week, Forbes, technology publications;

         F. Providing or arranging for written research reports with respect to the Company; and

         G. Assisting the Company in the soliciting of proxies for matters voted upon by the Company's shareholders at General or Special Meetings of shareholders.


         4. Consultant and Company acknowledge that from time to time the Company may need, and the Consultant may be in a position to provide, certain transactional services such as locating a successful acquisition or merger candidate or locating and raising private placement funding. The parties agree that any such services shall be performed, and the payment for such services shall be made, on a transaction-by-transaction basis pursuant to the terms of a separate written agreement to be entered into by the parties. The parties do agree, however, that in the event the parties do enter into such a separate written agreement, such written agreement shall provide for compensation of Consultant in substantially the following manner:

         A. If the Consultant exclusively locates and presents the Company with an acquisition and/or merger candidate that results in the successful closing of such acquisition and/or merger, then the Company shall pay the Consultant a finders fee at such closing. This finders fee shall be paid in shares of the Company's common stock (as listed on NASDAQ) in an amount based on the Lehman formula (such shares being referred to herein as the "Finders Fee Shares"). The value of the transaction for which a finders fee shall be payable to Consultant based on the Lehman formula, whether in connection with a merger, acquisition and/or consolidation shall be the consideration paid or received by the Company or its shareholders as the case may be, or if such determination cannot be readily ascertained then the value shall be that of the transaction taken in its entirety. In the event of any dispute as to the value of the transaction or the calculation of the finders fee, the Consultant and the Company shall have the right to mutually select a qualified third party to determine such valuation and/or finders fee, which determination shall be final and binding. The expenses of such third party shall be shared equally between the parties. The
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                 number of shares issuable to Consultant shall then be
                 determined by dividing the finders fee by the closing bid price of the shares of the Company's common stock on NASDAQ on the date of the closing of the merger or acquisition. If, at any time during the period in which the Consultant owns the Finder Fee Shares, the Company proposes to file a registration statement or notification under the Securities Act for the primary or secondary sale of any debt or equity security, it will give written notice at least 30 days prior to the filing of such registration statement or notification to the Consultant of its intention to do so. The Company agrees that, after receiving written notice from the Consultant of its desire to include its Finder Fee Shares in such proposed registration statement or notification, the Company shall afford the Consultant the opportunity to have its Finder Fee Shares included therein. Notwithstanding the provisions of this paragraph, the Company shall have the right, at any time after it shall have given written notice pursuant to this paragraph (whether or not a written request for inclusion of the Finder Fee Shares shall be made) to elect not to file any such proposed registration statement or notification or to withdraw the same after the filing but prior to the effective date thereof. If the Company does not file a registration statement within twelve (12) months from the date of issuance of the Finders Fee Shares then the Consultant shall have the right on one occasion only to demand that the Company file, at the Company's expense, a registration for the Consultant's Finders Fee Shares. In no event shall the Company be obligated to include the Finder Fee Shares in any registration statement under this paragraph if: (i) in the written opinion of the Company's underwriter, the inclusion of the Finder Fee Shares in such registration statement or notification would be materially detrimental to the proposed offering of debt or equity securities pursuant to which the Company gave notice to the holders under this paragraph; (ii) year end audited financial statements of a date within one-hundred twenty days of the filing of the registration statement are not available; or (iii) in the opinion of counsel for the Company that the Finder Fee Shares are not considered "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and that registration under the Securities Act is therefore not required.

                 If the Consultant is responsible for raising private placement or debt funds, it will be entitled to a 10% fee in cash or in common stock, at its election. If the Consultant raises money with the assistance from another broker/dealer or source then the Consultant and the Company will negotiate an additional finders fee above the 10% fee but no greater than an additional 3% fee.

         5. Compensation. In consideration for the advisory services pursuant to this Agreement by Consultant for the Company, the Company shall pay to AJC, Inc., as assignee of Consultant, the warrants described in this Section
5.  Consultant agrees and acknowledges





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that because of its affiliation with AJC, Inc., Consultant is receiving a financial benefit from the warrants being issued to AJC, Inc., and Consultant acknowledges the receipt and sufficiency of the consideration being paid for its advisory services hereunder. Accordingly, the Company shall issue warrants as follows:

         A. 100,000 warrants to purchase the common stock of the Company at $3.00 per share;

         B. 100,000 warrants to purchase the of common stock of the Company at $5.00 per share; and

         C. 100,000 warrants to purchase the common stock of the Company at $7.00 per share.

         Such warrants are being issued pursuant to the Warrant Agreement attached hereto as Exhibit "A" attached hereto and incorporated herein by reference.

         6. Expenses. The Company will promptly reimburse Consultant for all pre-approved out-of-pocket expenses properly incurred by it in its performance of this Agreement provided that a written accounting is made to the Company by the Consultant. Such expenses shall include, but not be limited to, travel expenses, printing costs and postage for bulk mailings of research reports.

         7. Further Agreements. Because of the nature of the services being provided by Consultant hereunder, Consultant acknowledges that it may receive access to Confidential Information (as defined in Section 8 hereof) and that, as a consultant to the Company, it will attempt to provide advice that serves the best interests of the Company. Because of the uniqueness of this relationship, the Consultant covenants and agrees that, with respect to the shares of common stock of the Company that it acquires upon the exercise of the warrants granted to it in Section 5(a) and (b) hereof, Consultant shall, at all times that it is the beneficial owner of such shares, vote such shares on all matters coming before it as a stockholder of the Company in the same manner as the majority of the Board of Directors of the Company shall recommend.

         8. Confidentiality. Consultant acknowledges that as a consequence of its relationship with the Company, it may be given access to confidential information which may include the following types of information: financial statements and related financial information with respect to the Company and its subsidiaries (the "Confidential Financial Information"), trade secrets, products, product development, product packaging, future marketing materials, business plans, certain methods of operation, procedures, improvements, systems, customer lists, supplier lists and specifications, and other private and confidential materials concerning the Company's business (collectively, "Confidential Information").





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         Consultant covenants and agrees to hold such Confidential Information strictly confidential and shall only use such information solely to perform its duties under this Agreement, and Consultant shall refrain from allowing such information to be used in any way for its own private or commercial purposes. Consultant shall also refrain from disclosing any such Confidential Information to any third parties and will disclose such Confidential Information only to employees of Consultant who need to know in furtherance of performing the obligations of Consultant hereunder. Consultant further agrees that upon termination or expiration of this Agreement, it will return all Confidential Information and copies thereof to the Company and will destroy all notes, reports and other material prepared by or for it containing Confidential Information. Consultant understands and agrees that the Company might be irreparably harmed by violation of this Agreement and that monetary damages may be inadequate to compensate the Company. Accordingly, the Consultant agrees that, in addition to any other remedies available to it at law or in equity, the Company shall be entitled to injunctive relief to enforce the terms of this Agreement.

         Notwithstanding the foregoing, nothing herein shall be construed as prohibiting Consultant from disclosing any Confidential Information (a) which at the time of disclosure, Consultant can demonstrate either was in the public domain and generally available to the public or thereafter becomes a part of the public domain and is generally available to the public by publication or otherwise through no act of the Consultant; (b) which Consultant can establish was independently developed by a third party who developed it without the use of the Confidential Information and who did not acquire it directly or indirectly from Consultant under an obligation of confidence; (c) which Consultant can show was received by it after the termination of this Agreement from a third party who did not acquire it directly or indirectly from the Company under an obligation of confidence; or (d) to the extent that the Consultant can reasonably demonstrate such disclosure is required by law or in any legal proceeding, governmental investigation, or other similar proceeding.

         9.      Termination.

         A.      This Agreement shall terminate upon:

                 (i)      Expiration of the term of this Agreement; or

                 (ii) Consultant's voluntary resignation to be effective upon thirty (30) days prior written notice to the Company; or

                 (iii) The Company's election, in its sole discretion, even without "cause" (as such term is defined in Section 9(B) below), upon five (5) days written notice to Consultant. It is agreed by the Company and Consultant that the Company may terminate this Agreement at any time for any reason





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                          without cause, and in such event, Consultant shall
                          not be entitled to provide any further services to the Company under this Agreement and Consultant shall be entitled only to receive the compensation described in Section 5 hereof and reimbursement for any expenses approved pursuant to Section 6 hereof accrued through the date of termination.

         B. This Agreement may be terminated by the Company "for cause", meaning Consultant's gross default or refusal to provide the services contemplated in Section 3 hereof; provided, however, the Company shall notify Consultant in writing of its intention to terminate this Agreement "for cause" and Consultant shall have the right to cure such default within thirty (30) days of receipt of such written notice. If Consultant has not cured such default within the period specified above, then this Agreement shall terminate as of the date of expiration of such thirty (30) day period, and Consultant shall only be entitled to that amount of accrued compensation and reimbursement of expenses as described in Sections 5 and 6 hereof which is accrued through such date of termination.

         10. Opinion of Counsel. Consultant has delivered to the Company that certain opinion of counsel from Jamie K.C. Scher attached hereto as Exhibit "B" and incorporated herein by reference.

         11. No Waiver. The failure of any party to insist upon the strict performance of any of the terms, conditions or provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No interpretation, changes, modifications, terminations or waivers of any of the provisions of this Agreement shall be binding upon the Company or Consultant unless in writing and signed by the person to be bound.

         12. Rights, Obligations and Assignment. The rights and obligations of the Company and the Consultant under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of each, as the case may be. An assignment by either party hereto may be made if the Company or the Consultant shall at any time be merged into or consolidated with any other corporation, or if substantially all of the assets of the Company, including its business and good will, are transferred to another corporation, association, individual or partnership. Except as specifically provided herein, neither party shall make any assignment without the written consent of the other party. The provisions of this Agreement shall be binding upon and insure to the benefit of the corporation resulting from such merger or consolidation, or the transferee to which such assets shall be transferred. This paragraph shall also apply in the event of any subsequent merger, consolidation or transfer. The duties of Consultant to any such successor entity shall not be greater than duties performed for the Company prior to such succession.





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         13.     Entire Agreement.  This Agreement embodies the entire
understanding between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

         14. Severability. If any of the provisions of this Agreement shall for any reason be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement, but shall be confined in its operation to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

         15. Notices. Notices, other communications or deliveries required or permitted under this Agreement shall be in writing directed as follows:

         A.      To the Company at:
                 Intelect Communications Systems Limited
                 1100 Executive Drive
                 Richardson, Texas 75081
                 Attention:       Herman M. Frietsch
                 Title:           Chairman and Chief Executive Officer

                 With copy to:
                 Philip P. Sudan, Jr.
                 Ryan & Sudan, LLP
                 909 Fannin, Suite 3900
                 Houston, Texas 77010-1010

         B.      To Consultant:
                 Renaissance Financial Securities Corp.
                 200 Old Country Road, Suite #400
                 Mineola, New York 11501
                 Attention:       Todd M. Spehler
                 Title:           President

         The parties may designate by notice to each other any new address for the purpose of this Agreement. Unless otherwise specified in this Agreement, all notices shall be effective when mailed postage prepaid by registered or certified mail, return receipt requested.

         16. Applicable Law. This Agreement shall be construed and enforced in accordance with the internal substantive laws of the State of Texas, as from time to time constituted and regard to the conflicts of laws principles thereof.

         17. Headings. The captions and headings contained in this Agreement are for





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reference purposes only and shall not affect the interpretation or meaning of this Agreement.

         18. Counterparts. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and all parties agree that the reproduction of signatures by way of telecopying device will be treated as though such reproductions were executed originals, and each party under-takes to provide the others with an original (bearing original signatures) as soon as reasonably practicable.

         IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date and year first above written.

                                         Intelect Communications Systems Limited





Date:    7-7-97                          By:           /s/ HERMAN M. FRIETSCH
                                            ------------------------------------
                                                       Name: Herman M. Frietsch
                                                       Title Chairman and Chief
                                                             Executive Officer


                                         Renaissance Financial Securities Corp.



Date:    7-3-97                          By:           /s/ TODD M. SPEHLER
                                            ------------------------------------
                                                       Name:   Todd M. Spehler
                                                       Title:  President





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